                                                           Exhibit 32

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Frontier Communications Corporation (the "Company") on Form 10-Q for the period ended September 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we,  Daniel McCarthy,  President and Chief Executive Officer and R. Perley McBride, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.  Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

    (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2)  The  information  contained  in the  Report  fairly  presents,  in all  material respects,  the financial  condition and results of operations of the Company.

/s/ Daniel McCarthy	/s/ R. Perley McBride
Daniel McCarthy	R. Perley McBride
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer
November 2, 2017	November 2, 2017

This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

A signed  original of this written  statement  required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appears in typed form within the  electronic  version of this written  statement required by Section 906, has been  provided to Frontier  Communications  Corporation and will be retained by Frontier  Communications  Corporation and  furnished  to the Securities and Exchange Commission or its staff upon request.